                                                 Registration No. 333-__________
    As filed with the Securities and Exchange Commission on January 8, 2001
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 ENTEGRIS, INC.
             (Exact name of registrant as specified in its charter)

               Minnesota                                41-1941551
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                              --------------------

                              3500 Lyman Boulevard
                             Chaska, Minnesota 55318
   (Address, including zip code, of registrant's principal executive offices)

                              --------------------

             Entegris, Inc. Employee Stock Ownership Plan and Trust
          Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan
               Entegris, Inc. Outside Directors' Stock Option Plan
                   Entegris, Inc. Employee Stock Purchase Plan
                            (Full title of the plans)

                              --------------------

                                   Stan Geyer
                             Chief Executive Officer
                                 Entegris, Inc.
                              3500 Lyman Boulevard
                             Chaska, Minnesota 55318
                                 (952) 556-3131
                 (Name, address and telephone number, including
                  area code, of agent for service of process)

                              --------------------

                                    Copy to:
                  Dunkley, Bennett, Christensen & Madigan, P.A.
                       701 Fourth Avenue South, Suite 700
                          Minneapolis, Minnesota 55415
                                 (612) 339-1290

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                        Proposed maximum      Proposed maximum
                                      Amount to be     offering price per    aggregate offering         Amount of
Title of securities to be registered   registered          share (1)             price (1)         registration fee
--------------------------------------------------------------------------------------------------------------------
                                                         (See Notes to
         Common stock,                 20,287,194        Calculation of
         $.01 par value                  shares         Registration Fee)       $133,576,646           $33,394.16
====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for Common Shares subject to outstanding options granted by Entegris, Inc. (the "Company") under (i) the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan, and (ii) the Entegris, Inc. Outside Directors' Stock Option Plan or (b) the average of the high and low prices of Registrant's Common Shares on January 5, 2001 as reported on The Nasdaq Stock Market, for common shares outstanding or reserved for issuance pursuant to (i) the Entegris, Inc. Employee Stock Ownership Plan and Trust, (ii) the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan, (iii) the Entegris, Inc. Outside Directors' Stock Option Plan, and
      (iv) the Entegris, Inc. Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Securities Act.)
================================================================================

                    NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the registration fee:

                                                                                 Offering Price per
                                                                                     Common Share
                                                                 Number of        (Weighted Average       Aggregate
                       Type of Shares                          Common Shares       Exercise Price)     Offering Price
-------------------------------------------------------------  -------------     -------------------   --------------
Common shares outstanding under the Entegris, Inc. Employee
Stock Ownership Plan                                             3,800,000            $8.03125          $30,518,750
Common shares issuable pursuant to outstanding options
under the Entegris, Inc. 1999 Long-Term Incentive and Stock
Option Plan                                                      7,849,803              $4.36            34,225,141
Common shares reserved for future issuance pursuant to the
Entegris, Inc. 1999 Long-Term Incentive and Stock Option
Plan                                                             3,646,655            $8.03125           29,287,198
Common shares issuable pursuant to outstanding options
under the Entegris, Inc. Outside Directors' Stock Option
Plan                                                              155,842               $4.59             715,315
Common shares reserved for future issuance pursuant to the
Entegris, Inc. Outside Directors' Stock Option Plan               834,894             $8.03125           6,705,242
Common shares reserved for future issuance pursuant to the
Entegris, Inc. Employee Stock Purchase Plan                      4,000,000            $8.03125           32,125,000
                                                                                                        ------------
Proposed Maximum Offering Price                                                                         $133,576,646

Registration Fee                                                                                         $33,394.16


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Entegris, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-33668), filed July 11, 2000 under the Securities Act, including any amendments or reports filed for the purpose of updating such prospectus; and

(b) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A, filed June 30, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

(c)  Annual Report on Form 10-K for the year ended August 26, 2000.

(d)  Report on Form 8-K dated January 8, 2001.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 5. Interests of Names Experts and Counsel.

Certain members of the firm of Dunkley, Bennett, Christensen & Madigan, P.A., the Company's legal counsel, which is delivering an opinion in connection with this Registration Statement (see Exhibit 5.1) are holders of options to purchase 231,014 shares of the Company's common stock under the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan at a weighted average exercise price of $3.94.

Item 6. Indemnification of Directors and Officers.

Minnesota law and our articles of incorporation and bylaws provide that we will, subject to limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with us. We will indemnify this person against judgments, penalties, fines, settlements and expenses, and, subject to limitations, we will pay or reimburse reasonable expenses before the final disposition of the proceeding.

As permitted by Minnesota law, our articles of incorporation provide that our directors will not be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director, subject to the following exceptions:

     . any breach of the director's duty of loyalty to us or our shareholders;

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . liability for illegal distributions under section 302A.559 of the Minnesota Business Corporation Act or for civil liabilities for state securities law violations under section 80A.23 of the Minnesota statutes; and

     . any transaction from which the director derived an improper personal benefit.

Presently, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Entegris pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 8. Exhibits.

       Exhibit
       Number     Description
       -------    -----------

         4*       Articles of Incorporation of Entegris, Inc.

         5.1      Opinion of Dunkley, Bennett, Christensen & Madigan, P.A.

         5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the Entegris, Inc. Employee Stock Ownership Plan

        23.1      Consent of KPMG LLP.

        23.2 Consent of Dunkley, Bennett, Christensen & Madigan, P.A. (contained in Exhibit 5 to this Registration Statement).

        99.1*     Entegris, Inc. Employee Stock Ownership Plan and Trust

        99.2*     Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan

        99.3*     Entegris, Inc. Outside Directors' Stock Option Plan

        99.4*     Entegris, Inc. Employee Stock Purchase Plan

     *Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-33668), declared effective by the Commission on July 10, 2001.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chaska, State of Minnesota, on January 8, 2001.

                                             ENTEGRIS, INC.

                                             By  /s/ Stan Geyer
                                                 ----------------------------
                                                 Stan Geyer
                                                 Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stan Geyer, James E. Dauwalter and John D. Villas or any of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2001.

        Signatures                       Title                      Date
---------------------------   -----------------------------   ----------------

/s/ Daniel R. Quernemoen      Chairman of the Board
---------------------------   of Directors
    Daniel R. Quernemoen

/s/ James A. Bernards         Director
---------------------------
    James A. Bernards

/s/ Robert J. Boehlke         Director
---------------------------
    Robert J. Boehlke

/s/ Mark A. Bongard           Director
---------------------------
    Mark A. Bongard

/s/ James E. Dauwalter        Director
---------------------------
    James E. Dauwalter

/s/ Stan Geyer                Chief Executive Officer
---------------------------   and Director
    Stan Geyer

/s/ Delmer M. Jensen          Director
---------------------------
    Delmer M. Jensen

/s/ Gary F. Klingl            Director
---------------------------
    Gary F. Klingl

/s/ Roger D. McDaniel         Director
---------------------------
    Roger D. McDaniel

/s/ John D. Villas            Executive Vice President and
---------------------------   Chief Financial Officer
    John D. Villas            (Chief Financial & Accounting
                              Officer)

                            EXHIBIT INDEX TO FORM S-8

                                 Entegris, Inc.

   Exhibit
   Number           Description
   -------          -----------

     4*             Articles of Incorporation of Entegris, Inc.

     5.1            Opinion of Dunkley, Bennett, Christensen & Madigan, P.A.

     5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the Entegris, Inc. Employee Stock Ownership Plan

     23.1           Consent of KPMG LLP

     23.2           Consent of Dunkley, Bennett, Christensen & Madigan, P.A.
                    (contained in Exhibit 5 to this Registration Statement).

     99.1*          Entegris, Inc. Employee Stock Ownership Plan and Trust

     99.2*          Entegris, Inc. 1999 Long-Term Incentive and Stock Option
                    Plan

     99.3*          Entegris, Inc. Outside Directors' Stock Option Plan

     99.4*          Entegris, Inc. Employee Stock Purchase Plan


     *Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-33668), declared effective by the Commission on July 10, 2001.